Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 2, 2005, relating to the consolidated financial statements of American Southwest Holdings, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Semple & Cooper, LLP
Phoenix, Arizona

March 20, 2006